Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

WII Holding, Inc. and Subsidiaries

October 31, 2015 and December 31, 2014

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

WII Holding, Inc.

St. Cloud, Minnesota

We have audited the accompanying consolidated financial statements of WII Holding, Inc. (a Delaware corporation) and subsidiaries (“the Company”), which comprise the consolidated balance sheets as of October 31, 2015 and December 31, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WII Holdings, Inc. and subsidiaries as of October 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

January 13, 2016

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2015 AND DECEMBER 31, 2014

(In thousands, except share and per share amounts)

	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$5,152	$526
Accounts receivable—net of allowance for doubtful accounts of $21 and $160, respectively	23,978	18,130
Inventories	29,338	32,582
Deferred income taxes	1,559	1,825
Other current assets	1,876	1,756

Total current assets	61,903	54,819
PROPERTY, PLANT, AND EQUIPMENT:
Land	4,827	4,827
Buildings and yards	27,546	27,131
Equipment	66,012	63,524
Less accumulated depreciation	(56,638)	(53,364)

Property, plant, and equipment—net	41,747	42,118
GOODWILL AND OTHER ASSETS:
Goodwill	95,574	95,613
Customer relationship—net	182	229
Other assets	1,438	2,273

Total goodwill and other assets	97,194	98,115

TOTAL	$200,844	$195,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$5,190	$5,190
Accounts payable	4,620	4,448
Accrued payroll	4,080	4,166
Other current liabilities	6,495	4,808

Total current liabilities	20,385	18,612
LONG-TERM DEBT, less current maturities	108,635	115,123
DEFERRED INCOME TAXES	4,560	4,102
OTHER LONG-TERM LIABILITIES	344	342
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock (par value $0.001; 500,000 shares authorized and 171,755 shares issued at October 31, 2015 and December 31, 2014);	—	—
Additional paid-in capital	211,942	211,942
Accumulated deficit	(143,060)	(153,716)
Accumulated other comprehensive loss	(1,962)	(1,353)

Total stockholders’ equity	66,920	56,873

TOTAL	$200,844	$195,052

The accompanying notes are an integral part of these consolidated financial statements.

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014

(In thousands)

	2015	2014
NET SALES	$196,433	$238,261
COST OF SALES	164,081	203,675

Gross profit	32,352	34,586
OPERATING EXPENSES:
General and administrative	7,942	8,402
Selling and marketing	3,097	3,510
Loss (gain) on sale of assets	63	(3)

Total operating expenses	11,102	11,909

OPERATING INCOME	21,250	22,677
OTHER INCOME (EXPENSE):
Interest income	52	28
Interest expense	(5,096)	(10,213)
Other income (expense)	301	(234)

Total other expense	(4,743)	(10,419)

NET INCOME BEFORE INCOME TAX EXPENSE	16,507	12,258
INCOME TAX EXPENSE	5,851	4,280

NET INCOME	$10,656	$7,978

The accompanying notes are an integral part of these consolidated financial statements.

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014

(In thousands)

	2015	2014
Net income	$10,656	$7,978
Interest rate cap hedge	(3)	(1)
Foreign currency translation adjustment	(606)	(1,547)

Total comprehensive income	$10,047	$6,430

The accompanying notes are an integral part of these consolidated financial statements.

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share amounts)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
BALANCE—December 31, 2013	171,755	$—	$211,942	$(161,694)	$195	$50,443

Comprehensive income	—	—	—	7,978	(1,548)	6,430

BALANCE—December 31, 2014	171,755	—	211,942	(153,716)	(1,353)	56,873

Comprehensive income	—	—	—	10,656	(609)	10,047

BALANCE—October 31, 2015	171,755	$—	$211,942	$(143,060)	$(1,962)	$66,920

The accompanying notes are an integral part of these consolidated financial statements.

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014

(In thousands)

	2015	2014
OPERATING ACTIVITIES:
Net income	$10,656	$7,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,623	5,882
Amortization of debt issue costs	799	1,506
Bad debt expense	(140)	(80)
Deferred income taxes	724	1,362
Loss (gain) on sale of assets	63	(3)
Interest rate cap hedge expense	30	38
Gain on contingent consideration	—	(770)
Change in operating assets and liabilities:
Accounts receivable	(5,864)	(817)
Inventories	2,978	(2,023)
Other current assets	(174)	1,007
Accounts payable	218	(589)
Accrued payroll and other current liabilities	1,585	(1,421)
Other long-term assets	1	13
Other long-term liabilities	—	(1,350)

Net cash provided by operating activities	15,499	10,733

INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(4,540)	(4,389)
Proceeds from sale of property, plant, and equipment	26	5

Net cash used in investing activities	(4,514)	(4,384)

WII HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

For the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014

(In thousands)

	2015	2014
FINANCING ACTIVITIES:
Principal payments of long-term debt	$(8,738)	$(120,147)
Borrowings of long-term debt	2,250	115,444
Debt issuance costs	—	(1,483)
Payable to seller	—	177
Interest rate cap hedge	—	(71)
Other	1	2

Net cash used in financing activities	(6,487)	(6,078)
Exchange rate impact	128	(3)

NET INCREASE IN CASH	4,626	268
Cash—Beginning of period	526	258

Cash—End of period	$5,152	$526

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3,972	$7,793
Cash paid for income taxes	$4,998	$2,025

The accompanying notes are an integral part of these consolidated financial statements.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2015 AND DECEMBER 31, 2014

1. NATURE OF BUSINESS

Description of Business WII Holding, Inc., a Delaware corporation, (“the Company”), was formed to acquire WII Components, Inc. and its subsidiaries, (“the Sub”), through a stock purchase on January 9, 2007. The Company is a leading manufacturer of wood cabinet doors, hardwood components, and engineered wood products in the United States and Mexico. Its products are sold principally to leading national and regional kitchen and bathroom cabinet manufacturers throughout the United States and North America. Its reputation for high quality and reliable performance has enabled the Company to establish strong, long-standing relationships with its customers. Its customers, in turn, distribute products through various sales channels, including specialty kitchen and bathroom cabinetry dealers, home center retailers, and homebuilders.

Principles of Consolidation The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; WII Components, Inc. and its wholly owned subsidiaries, Woodcraft Industries, Inc. and Woodcraft International, Inc. and their wholly owned subsidiaries, PrimeWood, Inc. (“PrimeWood”); Brentwood Acquisition, Corp. (“Brentwood”); TME WII, S.A. de C.V. and TME WII Services, S.A. de C.V. All intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. Assets and liabilities of the Company’s foreign subsidiaries, who use their local currency as the functional currency, are translated to U.S. dollars at the exchange rate in effect as of the consolidated balance sheet dates. Revenues and expenses are translated at the average exchange rates prevailing during the period. Adjustments from translating foreign currency assets and liabilities into U.S. dollars are included as a component of accumulated other comprehensive income (loss). Foreign currency transaction gains and losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in earnings and resulted in a gain of $18,000 and $432,000 for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, respectively.

2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition Sales are recognized when revenue is realized or realizable and has been earned. The Company’s policy is to recognize revenue and the related cost of sales when risk and title passes to the customer. This is generally on the date of shipment, however certain sales are shipped FOB destination and revenue is recognized when received by the customer. Freight billed to customers is included in sales and shipping costs are included in cost of sales. The Company records an estimate for anticipated sales returns and customer discounts at the time revenue is recognized based on historical experience and current trends. Provisions for estimated sales returns and customer discounts are recorded as a reduction of net sales.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

2. SIGNIFICANT ACCOUNTING POLICIES – Continued

Concentration of Credit Risk The Company receives a significant portion of its revenue from four customers. Loss of one or more of these customers could adversely affect the Company’s operating results in the near term. There are no concentrations of business transacted within a market or geographic area that would severely impact business in the near term. The Company’s customers representing 10% or more of consolidated net sales are as follows for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014:

	2015	2014
A	21%	20%
B	18	18
C	16	17
D	11	11

These four customers represented the following percentages of consolidated accounts receivable as of October 31, 2015 and December 31, 2014:

	2015	2014
A	22%	12%
B	30	33
C	14	20
D	4	2

Accounts Receivable Accounts receivable comprises primarily trade receivables related to the sale of the Company’s products to its customers. Credit is granted in the normal course of business, without collateral or any other security, to support amounts due. The Company performs ongoing evaluations of its customers and continuously monitors collections and payments. The Company records an allowance for doubtful accounts based on the aging of the underlying receivables, historical experience, and any specific collection issues it has identified. Any accounts outstanding longer than the contractual payment terms are considered past due. The Company writes off accounts receivable when they become uncollectible, and payments subsequently recorded on such receivables are credited to the allowance for doubtful accounts.

Inventories Inventories as of October 31, 2015 and December 31, 2014 consisted of the following (in thousands):

	2015	2014
Raw materials	$13,308	$17,077
Work in process	5,799	6,530
Finished goods	9,306	9,862
LIFO adjustment	925	(887)

	$29,338	$32,582

The majority of inventory is valued at the lower of last-in, first-out (“LIFO”) cost or market. The remainder of the inventory is valued at the lower of the first-in, first-out method (“FIFO”) cost or market. As of October 31, 2015 and December 31, 2014, inventory on the LIFO method represented 49% and 48%, respectively, of the inventory balance.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

2. SIGNIFICANT ACCOUNTING POLICIES – Continued

If LIFO inventories had been valued at current costs determined on a FIFO basis the effect on cost of sales would be an increase of $1.8 million and a decrease of $0.5 million for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, respectively.

Property, Plant, and Equipment Property, plant, and equipment are recorded at cost. Improvements are capitalized and expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is computed using the straight-line method (for financial reporting purposes) and the accelerated method (for income tax reporting purposes). Estimated useful lives for financial reporting purposes are as follows:

Buildings and yards	20 - 40 years
Equipment (machinery)	7 - 10 years
Equipment (computer related)	3 - 5 years

Depreciation for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 was $4.6 million and $5.9 million, respectively.

Goodwill The Company evaluates goodwill for impairment at least annually or when events or changes in circumstances indicate impairment. The Company has elected to perform its annual tests for goodwill impairment as of December 31 of each year. Fair value is measured using a market multiple valuation method. There were no triggering events for the period from January 1, 2015 to October 31, 2015 to indicate a requirement to perform an interim goodwill impairment analysis. The Company determined as of December 31, 2014 its goodwill fair value exceeded its carrying value resulting in no goodwill impairment (refer to Note 5 “Goodwill”).

Customer Relationship Customer relationship relates to intangible assets recorded in conjunction with the TME Acquisition (refer to Note 3 “Acquisition”) for relationships with its contractual and non-contractual customers. The non-contractual customer relationships are being amortized over the estimated life of 5 years on a straight line basis. The contractual customer relationships are being amortized over the estimated life of 7 years based on the benefit to be received. Amortization for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 was $24,000 and $34,000, respectively. Expected amortization is as follows for the years ended October 31 (in thousands):

2016	$29
2017	29
2018	29
2019	29
Thereafter	75

Other Assets Other assets primarily represent financing fees and are amortized on a straight-line basis, which approximates the effective interest method, over the term of the related financing agreement. In conjunction with the refinancing of the Senior Term Debt on August 8, 2014 (refer to “Senior Debt Refinancing” below), the Company incurred additional refinancing and legal fees of $1.5 million.

Senior Debt Refinancing On August 8, 2014 the Company refinanced its Senior Credit facility due 2016 and its 14% Senior Subordinated Notes due July 2017 (refer to Note 7 “Senior Credit Facility”)

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

2. SIGNIFICANT ACCOUNTING POLICIES – Continued

into a senior financing arrangement with General Electric Capital Corporation (GECC), as agent for the syndicate lenders. The Second Amended and Restated Credit agreement includes a $118.8 million credit facility that provides for a $103.8 million term loan and a revolving line of credit of $15.0 million.

Interest Rate Cap Hedge On September 9, 2014, the Company entered into an interest rate cap hedge contract with a notional amount of $51.9 million to limit the interest rate (LIBOR rate, plus applicable margin of 4.5%) on a portion of its variable rate debt at a fixed LIBOR rate of 2.0% (refer to Note 7 “Financing Arrangements – Interest Rate Cap Hedge”). The principal objective of the interest hedge contract was to mitigate the variability of the interest payment cash flows associated with the Company’s variable rate term loan and to reduce the Company’s exposure to adverse interest rate changes. The interest hedge is scheduled to mature in September 2016.

Foreign Currency Hedge The Company had a Mexico Peso foreign currency hedge and accounted for this as a fair value hedge with gains and losses immediately recognized in operating results. The hedge expired in September 2015 and did not have a significant impact on the Company’s operating results.

Impairment of Long-Lived Assets The Company evaluates the carrying value of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets, the carrying value is reduced to the estimated fair value. No such impairment losses were recorded during the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014.

Fair Value of Financial Instruments The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value, because of the short maturity of these instruments. The fair value of the Senior Credit Facility is based on the current interest rate which approximates fair value. As of October 31, 2015 and December 31, 2014, the fair value of the Senior Subordinated Notes approximates its carrying value.

Other Current Liabilities Other current liabilities consisted of the following as of October 31, 2015 and December 31, 2014 (in thousands):

	2015	2014
Self-insurance reserve	$2,593	$2,670
Accrued interest expense	359	34
Accrued bonuses	498	623
Other	3,045	1,481

	$6,495	$4,808

The Company is partially self-insured for medical and workers’ compensation costs, subject to a maximum individual stop-loss amount. The Company has established reserves related to insurance that are included in Other Current Liabilities as noted above.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

2. SIGNIFICANT ACCOUNTING POLICIES – Continued

Other Long-Term Liabilities In conjunction with the TME Acquisition (refer to Note 3 “Acquisition”) the Company accrued Contingent Consideration to be paid to the owners of TME based on expected future financial results. The balance at October 31, 2015 and December 31, 2014 was $0.3 million, respectively.

Income Taxes The Company and its subsidiaries file a consolidated federal income tax return. The Company accounts for income taxes in accordance with the liability method of accounting, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the consolidated financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. The Company records a valuation allowance when it is more likely than not that the net deferred tax assets will not be realized. No valuation allowance was recorded for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014.

Uncertain Tax Positions The Company uses a recognition threshold and measurement criteria for the financial statement recognition and measurement of an income tax provision taken or expected to be taken in a tax return.

As of October 31, 2015 and December 31, 2015 and for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, the activity and balance of unrecognized tax benefits were not significant. The Company recognizes interest and penalties related to unrecognized tax benefits within income tax expense. For the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, the amount of interest and penalties was not significant. The Company files in numerous state jurisdictions with varying statutes of limitations which have been considered in conjunction with the unrecognized tax benefits analysis as of October 31, 2015 and December 31, 2014. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for the years before December 31, 2012.

Comprehensive Income Comprehensive income represents net income adjusted for the effect of the interest rate cap hedge (refer to Note 7 “Financing Arrangements” – “Interest Rate Cap Hedge”) and the effect of foreign currency translation.

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events The Company evaluated its consolidated financial statements for subsequent events through January 13, 2016, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as disclosed in Note 12.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

3. ACQUISITION

In June 2012, the Company purchased substantially all of the assets from Tecnica Maderera Especializada, S.A. de C.V. and Tecnica Maderera Especializada International, S.A. de C.V (“TME”), a contract manufacturer of kitchen cabinet doors and drawer fronts based in Guadalajara, Mexico. The Company paid a cash purchase price at closing of $3.1 million and will be required to pay a contingent purchase price if certain financial results, as defined in the purchase agreement, are met at the end of each calendar year from 2012 to 2016. The acquisition of the TME assets was accounted for using the purchase method of accounting. Accordingly, the assets acquired and the liabilities assumed by the Company were recorded at fair value as of the date of the acquisition. The contingent purchase price liability as of October 31, 2015 was $0.3 million and has been adjusted each year to recognize the fair value of the liability based on the Company’s estimate of certain future financial projections (refer to Note 6 “Fair Value Measurements”). The liability is included in Other Long-Term Liabilities.

4. BUSINESS SEGMENTS

The Company conducts 95% of its business within one reportable market segment: the wood kitchen and bath products segment. The Company has two primary product categories: hardwood products and engineered wood products. Hardwood products produce a comprehensive line of hardwood doors and components. Engineered wood products includes rigid thermofoil doors and components, veneer raised panels, and wrapped profiles.

The Company’s net sales by product category are as follows for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 (in thousands):

	2015	2014
Hardwood products	$163,852	$198,277
Engineered wood products	32,581	39,984

Total	$196,433	$238,261

Substantially all assets are located and sales are made within North America. Sales made within Mexico were not significant in 2015 and 2014.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

5. GOODWILL

The changes in the carrying amount of goodwill were as follows as of October 31, 2015 and December 31, 2014 (in thousands):

	2015	2014
Balance – Beginning of period	$95,613	$95,836
Adjustments	(39)	(223)

Balance – End of period	$95,574	$95,613

The change in the carrying amount of goodwill as of October 31, 2015 compared with December 31, 2014 and as of December 31, 2014 compared with December 31, 2013 is due to the foreign currency translation adjustment.

6. FAIR VALUE MEASUREMENTS

The Company accounts for fair value measurements in accordance with ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. ASC 820 establishes three levels of inputs that may be used to measure fair value:

•	Level 1 – inputs utilizing quoted prices (unadjusted) in active markets for identical assets and liabilities.

•	Level 2 – observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets in markets that are not active.

•	Level 3 – unobservable inputs in which there is little or no market data available, which require the reporting entity to develop its own assumptions.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The fair value of the Company’s interest rate cap hedge instrument is determined by using Level 2 inputs, which include observable inputs other than quoted prices in active markets for identical assets and liabilities. The interest rate cap hedge provides an economic hedge of future debt interest transactions. The interest rate cap hedge is considered highly correlative to related interest payments; therefore, the Company does not record any hedge ineffectiveness.

The fair value of the Company’s foreign currency hedge is determined by using Level 1 inputs, which include utilizing spot rates in active currency exchange markets as of December 31, 2014.

The fair value of the Company’s contingent purchase price liability as of October 31, 2015 and December 31, 2014 was $0.3 million and $0.3 million, respectively, based on Level 3 inputs pertaining to certain future financial milestones being achieved. The Company recognized income of $0.0 million and $0.8 million as a result of adjusting the contingent purchase liability associated with the acquisition of TME as of October 31, 2015 and December 31, 2014, respectively. There were no payments of this liability in 2015 or 2014.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

7. FINANCING ARRANGEMENTS

Long-term debt consisted of the following as of October 31, 2015 and December 31, 2014 (in thousands):

	2015	2014
Revolver (due 2016)	$—	$—
Term loan (due 2018)	90,825	97,313
Unsecured senior note (due 2018)	23,000	23,000

Total debt	113,825	120,313
Less current maturities	(5,190)	(5,190)

	$108,635	$115,123

Senior Credit Facility On August 8, 2014, the Company entered in a Second Amended and Restated Credit Agreement (the “New Credit Agreement”), due July 6, 2018, with General Electric Capital Corporation, as a lender, swingline lender and agent for all lenders and the other financial institutions party thereto (“GECC”), to include a $118.8 million credit facility that provides for a $103.8 million term loan and a revolving line of credit of $15.0 million. The net proceeds of the New Credit Agreement were used to pay off the outstanding Amended and Restated Credit Agreement due July 2016 of $45.1 million plus $2.0 million owed on the Revolving Line of Credit. In addition, the Company paid off the outstanding 14% Senior Subordinated Notes due 2017 and interest of approximately $53.2 million, plus a prepayment call penalty of another $1.0 million. Refinance fees of $1.3 million included in the New Credit Agreement are being amortized over four years and the remaining $1.1 million were proceeds to the Company.

The New Credit Agreement requires quarterly payments of $1,297,500 and a balloon payment in July 2018. To the extent the Company makes a prepayment of excess cash flows, as defined by the New Credit Agreement, the excess cash flow payment may be used to prepay up to six quarters of future principal payments. In conjunction with the Company’s sale to Quanex, the New Credit Agreement borrowings were paid in full on November 2, 2015 (see Note 12).

As of October 31, 2015, the maximum amount of borrowings available to the Company under the revolving line of credit is $15.0 million. As of October 31, 2015, the Company has no outstanding borrowings and an available balance of $15.0 million under the revolving line of credit. Borrowings under the New Credit Agreement accrue interest at a fluctuating rate equal to either the base rate plus 3.00% per annum or LIBOR plus applicable margin ranging from 4.00% to 4.50% per annum (effective rate of 5.00% and 5.50% at October 31, 2015 and December 31, 2014, respectively). LIBOR has a minimum floor of 1.0% per annum, so if LIBOR is ever less than 1.0% per annum, then 1.0% per annum would be equivalent to the LIBOR.

Each of the Company’s subsidiaries, which are all 100% owned subsidiaries of the Company, have fully and unconditionally guaranteed the New Credit Agreement on a joint and several basis.

Unsecured Senior Note The Company has a non-interest bearing $23.0 million senior note with one of its shareholders with a maturity date of January 8, 2018. The wholly owned subsidiaries are not liable for, and has not otherwise guaranteed, any of the obligations of the Company with respect to the unsecured senior note. The unsecured senior note was paid in full in conjunction with the Company’s sale to Quanex on November 2, 2015 (see Note 12).

Interest Rate Cap Hedge On September 9, 2014, the Company entered into a two-year interest rate hedge transaction for $71,000 with a notional amount of $51.9 million to limit the interest rate on a portion of its variable rate debt at a cap rate of 6.50% (2.0% LIBOR, plus applicable margin of 4.50%). To the extent that the index rate is below the 2.0% LIBOR cap rate, there are no payments due. To the extent the index rate is above the LIBOR cap rate, the

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

7. FINANCING ARRANGEMENTS – Continued

Company is entitled to receive the difference. The notional amount of $51.9 million will reduce quarterly by one-half of the scheduled amortization payments related to the term loan under the New Credit Agreement. The index rate at December 31, 2014 was 0.26%. The fair value of the interest rate hedge was not significant at October 31, 2015 and December 31, 2014 and is included in Other Current Assets and Other Assets as of October 31, 2015 and December 31, 2014, respectively.

Restrictions on Indebtedness The Company’s New Credit Agreement, and the unsecured senior note impose certain restrictions on the Company’s ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. The wholly owned subsidiaries are is limited to its ability to pay dividends or otherwise make other distributions to the Company under the New Credit Agreement. Specifically, the New Credit Agreement prohibits the Subsidiary from making any distributions to the Company except for limited purposes, including, but not limited to: (i) overhead expenses, professional fees, directors fees, and expenses of the Company incurred in the ordinary course of business in the aggregate not to exceed $0.5 million in any fiscal year, and (ii) the wholly owned subsidiaries may pay management fees not to exceed $0.6 million in any fiscal year, plus a 1% transaction fee pursuant to the terms of the Management Services Agreement, so long as no default has occurred. Indebtedness for borrowed money incurred under the New Credit Agreement is secured by substantially all the Company’s assets, including real and personal property, inventory, accounts receivable, intellectual property and other tangibles.

Maturities of Long-Term Debt The following table details the Company’s debt obligations as of October 31, 2015 (in thousands):

Year Ending October 31
2016	$5,190
2017	5,190
2018	103,445

$113,825

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

8. COMMITMENTS AND CONTINGENCIES

Operating Leases The Company is obligated under various operating leases for warehouse space and plant equipment. Rental expense under these agreements was approximately $730,000 and $887,000 for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, respectively. Future minimum lease payments are as follows as of October 31, 2015 (in thousands):

Year Ending October 31
2016	$564
2017	427
2018	244
2019	213
Thereafter	100

Woodcraft Industries, Inc. Retirement Assurance Plan The Company sponsors a 401(k) and profit sharing plan which covers certain full-time employees who meet eligibility requirements as to age and length of service. Employees are allowed to make pretax contributions up to the maximum amount permitted by law. Employer contributions to the plan are made at the discretion of the Board of Directors. The Company’s contribution was approximately $542,000 and $644,000 for the period from January 1, 2015 to October 31, 2015 and the year ended December 31, 2014, respectively.

Litigation In the normal course of business, the Company is subject to various instances of litigation. In the opinion of the Company’s management and legal counsel, the ultimate settlement of such matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

9. INCOME TAXES

The provision for income taxes consisted of the following for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 (in thousands):

	2015	2014
Current provision:
Federal	$4,773	$2,654
State	319	258
Foreign	35	6

	5,127	2,918
Deferred tax expense	724	1,362

Provision for income taxes	$5,851	$4,280

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

9. INCOME TAXES – Continued

The provision for income taxes differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income due to the following for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014 (in thousands):

	2015	2014
Tax provision at federal rate	$5,805	$4,255
Tax provision at foreign rate	35	6
Increase (decrease) in income taxes resulting from:
Nondeductible expenses	17	21
State income taxes—net of federal benefit	474	405
Valuation allowance	—	(51)
Other	(480)	(356)

Provision for income taxes	$5,851	$4,280

Net deferred tax assets (liabilities) consist of the following components as of October 31, 2015 and December 31, 2014 (in thousands):

	2015	2014
Depreciation	$(4,852)	$(5,373)
Noncompete agreements	113	161
Goodwill and other amortizable assets	426	1,021
Accruals	(18)	73
Inventory	(445)	(331)
Capital leases	83	83
Bad debt expense	8	59
NOL carryforwards and tax credits	196	412
Applicable federal rate discount on financing agreement	81	188
Accrued payroll and health insurance	1,407	1,430

Net deferred tax liability	$(3,001)	$(2,277)

Current	$1,559	$1,825
Noncurrent	(4,560)	(4,102)

	$(3,001)	$(2,277)

At October 31, 2015, the Company had no net operating loss carryforwards and tax credit carryforwards available to be offset against future taxable income.

WII HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

OCTOBER 31, 2015 AND DECEMBER 31, 2014

9. INCOME TAXES – Continued

The Company is subject to audits in the tax jurisdictions in which it operates. Upon audit, these taxing jurisdictions could retroactively disagree with the Company’s tax treatment of certain items. Consequently, the actual liabilities with respect to any year may be determined long after financial statements have been issued. The Company establishes tax reserves for estimated tax exposures. These potential exposures result from varying applications of statutes, rules, regulations, case law and interpretations. The settlement of these exposures primarily occurs upon finalization of tax audits. However, the amount of the exposures can also be impacted by changes in tax laws and other factors. The Company believes that it has established the appropriate reserves for these estimated exposures. However, actual results may differ from these estimates. The resolution of these tax matters will not have a material effect on the consolidated financial condition of the Company, although a resolution could have a material impact on the Company’s consolidated statement of earnings for a particular future period and on the Company’s effective tax rate.

10. STOCKHOLDERS’ EQUITY

The Company’s Amended and Restated Certificate of Incorporation authorized the aggregate issuance of 500,000 shares of voting common stock, $.001 par value. There were no shares of stock designated as non-voting. As of October 31, 2015 and December 31, 2014, the Company had issued 171,755 shares of common stock.

11. RELATED-PARTY TRANSACTIONS

The Company has a management services agreement with an affiliate of the Company’s largest stockholder. The Company is obligated to pay a transaction fee to the affiliate for services provided for each financing, refinancing, acquisition, or similar nonrecurring transaction. Effective July 1, 2008, the quarterly advisory fee of $135,000 was accrued but not paid until 2014. The Company paid advisory fees of $450,000 and $1,950,000 for the period from January 1, 2015 to October 31, 2015 and for the year ended December 31, 2014, respectively.

The Company has an unsecured senior note with a shareholder (see Note 7).

12. SUBSEQUENT EVENT

On August 30, 2015, the Company and Quanex Building Products Corporation (Quanex) entered into an agreement and plan of merger. On November 2, 2015, Quanex acquired the Company for a total purchase price of approximately $248.5 million.